UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2005

Commission File Number:  0-6054

STAR BUFFET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1430786
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

420 Lawndale Drive,

Salt Lake City, UT 84115

(Address of principal executive offices) (Zip Code)

(801) 463-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Following a review of its accounting policy including the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (SEC) on February 7, 2005 regarding certain operating lease accounting issues and their application under generally accepted accounting principles (“GAAP”) and in consultation with its independent registered public accounting firm, Mayer Hoffman McCann P. C., the Company determined as of March 28, 2005 that it needed to change its calculation and presentation of straight-line rent expense and related deferred rent liability.   As a result, the Company’s Audit Committee concluded that the Company’s previously filed financial statements for fiscal years 1998 through 2004 and the first three quarters of fiscal 2005 should be restated.  Previously, the Company recorded rent expense on a straight-line basis over the initial non-cancelable lease term.  The Company depreciated its leasehold improvements over a period that included both the initial non-cancelable term of the lease and certain option periods.  The Company will restate its financial statements to recognize rent expense on a straight-line basis which will conform to the term used to depreciate leasehold improvements on the leased property.

The Company estimates that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $485,000 and increase of approximately $170,000 in the deferred income tax asset.  As a result, retained earnings at the end of fiscal 2004 will decrease by approximately $315,000.  Rent expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $72,000, $42,000 and 82,000, respectively, and for the first three quarters of fiscal 2005 by approximately $26,000, $20,000 and $19,000, respectively. The restatement will decrease diluted net earnings per share by approximately $0.01, $0.01 and $0.02 for fiscal years ended 2002, 2003 and 2004, respectively, and by approximately $0.01cumulatively for the first three quarters of fiscal 2005.  The restatement will not have any impact on the Company’s previously reported cash flows, sales or compliance with any covenant under its credit facility or other debt instruments.

These estimates are subject to change as the Company’s independent registered public accounting firm completes its audit.  These restatements will be reported by the Company in its Form 10-K filing with the (SEC) for the fiscal year ended January 31, 2005.  As a result of the restatement, the financial statements contained in the Company’s prior filings with the SEC should no longer be relied upon.

The Company’s Audit Committee discussed the matters disclosed in this Current Report on Form 8-K pursuant to this item 4.02 (a) with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P. C.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit

99.1                           Press Release, dated April 1, 2005, issued by Star Buffet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR BUFFET, INC. AND SUBSIDIARIES

April 1, 2005	By:	/s/ ROBERT E. WHEATON
Robert E. Wheaton
Chairman of the Board,
President, Chief Executive Officer and
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 1, 2005